Exhibit 99.1

For Immediate Release

KORU Medical Systems Announces Record 2019 Third Quarter Financial Results

Conference Call Scheduled for November 6 at 9:00 am ET

Q3 2019 Highlights

•    Net sales rose 45.5% to a record $6.6 million

•    Gross margin improved to 66.2%

•    Operating profit increased 70.8% to $0.8 million

•    Net income rose to $0.7 million, or $0.02 per diluted share

•    Adjusted EBITDA up 88.8% to $2.1 million

CHESTER, NY – November 5, 2019 – Repro Med Systems, Inc. dba KORU Medical Systems (NASDAQ: KRMD) (the “Company”) today announced financial results for the third quarter (“Q3 2019”) ended September 30, 2019.

“Our strong performance continued through Q3 2019,” said Don Pettigrew, President and CEO of KORU Medical Systems.  “Net sales increased over 45% from Q3 2018, representing the third consecutive quarter of record net sales, and gross margin improved to over 66%.  We continue to penetrate our primary disease state end markets, the growth of which we attribute to increasing awareness and diagnosis of PIDD and expanded therapeutic indications for CIDP.  Our Freedom Syringe Infusion System is also being utilized in multiple clinical trials associated with the development of new subcutaneous therapies, which is an important component of our long-term growth strategy.”

Mr. Pettigrew concluded, “We also completed two significant corporate developments: the listing of our common stock on NASDAQ effective October 17 and our corporate re-branding to KORU Medical Systems.  We believe that both developments reflect our continuing growth as a public company, and the new life and beginnings we provide to patients worldwide.”

Q3 2019 Overview

Net sales rose 45.5% to $6.6 million in Q3 2019 from $4.5 million in Q3 2018.  Growth was driven primarily by the Company’s continued success in expanding its presence in the Primary Immune Deficiency Disease (“PIDD”) and Chronic Inflammatory Demyelinating Polyneuropathy (“CIDP”) markets, as well as large orders from a domestic distributor, a new customer in Europe, and clinical trials.  We cannot predict whether such large distributor orders or volume generally will continue in the future.

Gross profit in Q3 2019 rose to $4.4 million, or 66.2% of net sales, from $2.9 million, or 63.6% of net sales, in Q3 2018.  Higher gross profit and gross margin were primarily driven by increased net sales and price increases.

Total operating expenses for Q3 2019 rose to $3.6 million from $2.4 million in Q3 2018.  Selling, general & administrative (“SG&A”) expenses were $2.4 million, or 36.9% of net sales, compared to $1.9 million, or 42.2% of net sales in Q3 2018.  Litigation costs increased to $0.9 million from $0.3 million in Q3 2018.  The Company received its second consecutive favorable judgment in the litigation with EMED Technologies Corp. on August 30, 2019.  KORU Medical Systems has filed motions for reimbursement of court costs and attorneys’ fees subsequent to the receipt of both judgements.

Net income for Q3 2019 rose to $0.7 million, or $0.02 per diluted share, from net income of $0.4 million, or $0.01 per diluted share, in Q3 2018.

Q3 2019 Adjusted EBITDA rose to $2.1 million, or 31.5% of net sales, from Adjusted EBITDA of $1.1 million, or 24.3% of net sales, in Q3 2018.  Adjusted EBITDA excludes from net income: tax expense, depreciation and amortization, interest income, operating expenses associated with the company’s organizational changes prior to March 31, 2019, litigation costs, and stock option expense.

Cash and equivalents as of September 30, 2019 was $5.1 million.  Cash flow of $1.4 million for the first nine months of 2019 included a $2.1 million increase in accounts receivable reflecting a change in payment terms by a large distributor of our products from net 30 days to net 60 days, as well as a $0.6 million increase in inventory to commensurate with sales growth.  These increases were partially offset by $1.5 million in proceeds realized from the maturation of a Certificate of Deposit in Q2 2019 and $0.5 million associated with the exercise of warrants and options during the period.

Non-GAAP Measures

This press release includes the non-GAAP financial measures of “Adjusted EBITDA” that are not in accordance with, nor an alternate to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. A reconciliation of our non-GAAP measures is included in an attachment to this press release.

Conference Call

Management will host a conference call on Wednesday, November 6, 2019 at 9:00 am ET to discuss Q3 2019 results and business activities.

Interested parties may participate in the call by dialing:

•    (877) 407-9753 (Domestic) or

•    (201) 493-6739 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company’s website, www.korumedical.com under “Investor Relations.”

About KORU Medical Systems

KORU Medical Systems manufactures and commercializes innovative and easy-to-use specialty infusion solutions that improve quality of life for patients around the world.  The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, Precision Flow Rate Tubing™ and HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in the home and alternate care settings.  For more information about the Company, please visit www.korumedical.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “continue” and “believe,” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: introduction of competitive products; availability of insurance reimbursement; changes in U.S. Food and Drug Administration regulations; changes to health care policies; success of our research and development efforts; our ability to raise capital if or when needed; acceptance of and demand for new and existing products; expanded market acceptance of the FREEDOM Syringe Infusion System; our ability to obtain required governmental approvals; success in enforcing and obtaining patents; continued performance by principal suppliers; continued customer preference to work through distributors; continued service of key personnel and attracting and maintaining new personnel; the costs, duration and ultimate outcome of litigation; and general economic and business conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

The Equity Group Inc.

Devin Sullivan	Kalle Ahl, CFA
Senior Vice President	Vice President
212-836-9608	212-836-9614
mailto:dsullivan@equityny.com	kahl@equityny.com

REPRO MED SYSTEMS, INC.

BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,129,028	$3,738,803
Certificates of deposit	—	1,517,927
Accounts receivable less allowance for doubtful accounts of $36,609 at September 30, 2019 and $37,500 at December 31, 2018	3,546,634	1,425,854
Inventory	2,738,682	2,103,879
Prepaid expenses	453,151	246,591
TOTAL CURRENT ASSETS	11,867,495	9,033,054
Property and equipment, net	636,928	858,781
Patents, net of accumulated amortization of $273,846 and $239,581 at September 30, 2019 and December 31, 2018, respectively	786,164	632,156
Right of use assets, net	406,954	—
Deferred tax asset	—	1,466
Other assets	19,582	19,582
TOTAL ASSETS	$13,717,123	$10,545,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred capital gain - current	$—	$3,763
Accounts payable	874,977	453,498
Accrued expenses	1,178,702	688,649
Accrued payroll and related taxes	111,359	421,714
Accrued tax liability	—	16,608
Finance lease liability - current	3,242	—
Operating lease liability - current	135,275	—
TOTAL CURRENT LIABILITIES	2,303,555	1,584,232
Deferred tax liability	133,097	—
Operating lease liability, net of current portion	271,679	—
TOTAL LIABILITIES	2,708,331	1,584,232

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 75,000,000 shares authorized, 42,228,658 and 40,932,911 shares issued, 39,491,427 and 38,195,680 shares outstanding at September 30, 2019 and December 31, 2018, respectively	422,286	409,329
Additional paid-in capital	5,985,636	4,595,214
Retained earnings	4,945,074	4,300,468
	11,352,996	9,305,011
Less: Treasury stock, 2,737,231 shares at September 30, 2019 and December 31, 2018, respectively, at cost	(344,204)	(344,204)
TOTAL STOCKHOLDERS’ EQUITY	11,008,792	8,960,807
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,717,123	$10,545,039

The accompanying notes are an integral part of these financial statements

REPRO MED SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

NET SALES	$6,617,397	$4,547,187	$16,940,487	$13,082,737
Cost of goods sold	2,234,489	1,655,619	6,033,961	4,985,761
Gross Profit	4,382,908	2,891,568	10,906,526	8,096,976

OPERATING EXPENSES
Selling, general and administrative	2,441,381	1,917,127	6,976,684	5,513,727
Litigation	864,009	286,487	2,481,471	592,787
Research and development	170,260	126,923	450,454	160,735
Depreciation and amortization	82,774	78,345	252,594	228,900
Total Operating Expenses	3,558,424	2,408,882	10,161,203	6,496,149

Net Operating Profit	824,484	482,686	745,323	1,600,827

Non-Operating Income/(Expense)
Loss on currency exchange	(9,358)	(5,842)	(20,283)	(16,256)
Gain on disposal of fixed asset, net	—	6,000	49,740	6,000
Interest, net and other income, net	23,368	6,972	59,091	13,088
TOTAL OTHER INCOME	14,010	7,130	88,548	2,832

INCOME BEFORE TAXES	838,494	489,816	833,871	1,603,659

Income Tax Expense	(186,681)	(103,263)	(189,265)	(337,956)

NET INCOME	$651,813	$386,553	$644,606	$1,265,703

NET INCOME PER SHARE

Basic	$0.02	$0.01	$0.02	$0.03
Diluted	$0.02	$0.01	$0.02	$0.03

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	39,022,298	38,194,682	38,534,021	38,104,393
Diluted	39,298,408	38,985,684	38,734,083	38,875,737

The accompanying notes are an integral part of these financial statements

REPRO MED SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	September 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$644,606	$1,265,703
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Stock based compensation expense	897,300	154,925
Depreciation and amortization	252,594	228,900
Deferred capital gain - building lease	(3,763)	(16,860)
Deferred taxes	134,563	10,834
Gain on disposal of fixed asset	(49,740)	(6,000)
Changes in operating assets and liabilities:
(Increase)/Decrease in accounts receivable	(2,120,780)	351,319
Increase in inventory	(634,803)	(290,722)
Increase in prepaid expense and other assets	(206,560)	(177,346)
Increase in accounts payable	421,479	137,521
Decrease in accrued payroll and related taxes	(310,355)	(213,700)
Increase/(Decrease) in accrued expense	490,053	(30,823)
Decrease in accrued tax liability	(16,608)	(60,852)
NET CASH (USED IN)/PROVIDED BY OPERATING ACTIVITIES	(502,014)	1,352,899

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(158,193)	(188,006)
Purchase of certificate of deposit	—	(1,500,000)
Payments for patents	(188,274)	(137,858)
Proceeds on disposal of fixed asset	217,821	6,000
Proceeds from certificates of deposit	1,517,927	92,266
NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES	1,389,281	(1,727,598)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuances	508,900	51,250
Payment for cancelled shares	(2,820)	(1,755)
Finance lease	(3,122)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	502,958	49,495

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	1,390,225	(325,204)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,738,803	3,974,536
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,129,028	$3,649,332

Supplemental Information
Cash paid during the periods for:
Interest	$280	$—
Taxes	$103,465	$378,000

NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of common stock as compensation	$256,525	$103,333

The accompanying notes are an integral part of these financial statements

REPRO MED SYSTEMS, INC.

RECONCILIATION OF NON-GAAP MEASURES

	Three Months Ended		Nine Months Ended
Reconciliation of GAAP Net Income	September 30,		September 30,
to Non-GAAP Adjusted EBITDA:	2019	2018	2019	2018
GAAP Net Income	$651,813	$386,553	$644,606	$1,265,703
Tax Expense	186,681	103,263	189,265	337,956
Depreciation/Amortization	82,774	78,345	252,594	228,900
Interest Income, Net	(23,368)	(6,972)	(59,091)	(13,088)
Reorganization Charges	—	232,471	354,926	383,668
Litigation	864,009	286,487	2,481,471	592,787
Stock Option Expense	324,135	24,922	640,775	51,592
Non-GAAP Adjusted EBITDA	$2,086,044	$1,105,069	$4,504,546	$2,847,518